Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-3 and Forms S-8) listed below and the related prospectuses of Agilysys, Inc. and Subsidiaries of our report dated May 11, 2004 with respect to the consolidated financial statements and schedule of Agilysys, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended March 31, 2004.

•	Registration of 220,000 Common Shares (Form S-3 No. 333-26697)
•	Registration of 1,000,000 Common Shares (Form S-3 No. 333-74225)
•	Registration of 2,875,000 Trust Preferred Securities (Form S-3 No. 333-57359)
•	2000 Stock Option Plan for Outside Directors and 2000 Stock Incentive Plan, as amended, of Agilysys, Inc. (Form S-8 No. 333-64164)
•	1995 Stock Option Plan for Outside Directors of Agilysys, Inc. (Form S-8 No. 333-07143)
•	1991 Incentive Stock Option Plan of Agilysys, Inc. (Forms S-8 No. 33-46008 and 33-53329)
•	1982 Incentive Stock Option Plan of Agilysys, Inc. (Form S-8 No. 33-18790)
•	The Retirement Plan of Agilysys, Inc. (Form S-8 No. 333-40750).

/s/ Ernst & Young LLP

Cleveland, Ohio
June 8, 2004